                                                                EXHIBIT 23.1

VARNADORE, TYLER, HOFFNER, KING, HAWTHORNE, HAMMER & STATHIS, P.A. [LETTERHEAD]
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                  CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS




                                   CONSENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


March 21, 1997


Key Florida Bancorp, Inc.                       Liberty National Bank
6016 - 26th Street West, Suite 1                6001 - 26th Street West
Bradenton, Florida 34207                        Bradenton, Florida 34207

Gentlemen:

We consent to the incorporation by reference into the Annual Report on Form 10KSB filed by Key Florida Bancorp, Inc., of our report dated February 9, 1996 (except for Notes 1, 3 and 8, which are dated May 9, 1996) with respect to the financial statements of Liberty National Bank for the years ended December 31, 1995 and 1994.


                               VARNADORE, TYLER, HOFFNER, KING,
                                 HAWTHORNE, HAMMER & STATHIS, P.A.


                               /s/ William H. Hawthorne
                               -----------------------------------
                               William H. Hawthorne, CPA

Bradenton, Florida